Execution Copy



                                    EXHIBIT A

                             SECURED PROMISSORY NOTE


$565,000*                                                          June 28, 1999

     FOR VALUE RECEIVED, OPUS DIAGNOSTICS, INC., a Delaware corporation ("Payor"), promises to pay to the order of OXIS HEALTH PRODUCTS, INC., a Delaware corporation ("Payee"), the principal sum of Five Hundred Sixty-Five Thousand Dollars ($565,000*), which amount will be due and payable on November 30, 1999 (the "Maturity Date"), in accordance with this Secured Promissory Note (the "Note").

     1. Purchase Agreement. This Note is delivered pursuant to that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement") between Payor and Payee.

     2. Interest. No interest will accrue on the principal sum of this Note unless and until a Default (as defined below) shall have occurred and be continuing, in which case interest shall immediately begin to accrue on the unpaid principal sum at the lesser of (i) the rate of two percent (2%) per month, or any part of a month or (ii) the maximum rate permitted by law, until such time as all amounts owed hereunder are paid in full.

     3. Prepayment. Payor reserves the right to prepay the outstanding principal amount of this Note in full or in part at any time during the term of this Note without notice and without premium or penalty.

     4. Payment. All payments of principal and interest, if any (and any costs and expenses owed hereunder, if any), shall be in lawful money of the United States of America to Payee, at Payee's principal office as set forth in the Purchase Agreement, or at such other office as may be specified from time to time by Payee as provided in the Purchase Agreement. All payments, including, without limitation, any prepayments, shall be applied first to any costs and expenses owed hereunder, then to accrued interest, if any, and thereafter to principal.

     5. Security Agreement.

         (a) Grant and Security Interest. Payor hereby grants to Payee a first priority security interest in all of Payor's interests whether presently existing or hereafter created or acquired, wherever located, in the following described property of the Payor (referred to collectively as the "Collateral"):

              (i) the Assets as such term is defined in the Purchase Agreement;

* Principal amount to be increased or decreased pursuant to the terms of Section
2.1.2 of the Asset Purchase Agreement entered into by the Payor and Payee. This Note will be amended and restated in its entirety to incorporate such increase or decrease.

              (ii) all accounts, accounts receivable, contract rights, choses in action, money, deposit accounts, certificates of deposit and general intangibles including tax refund claims, trademarks, trade names, trade styles, patents, copyrights, licenses, and rights thereunder and registrations thereof;

              (iii) all inventory whether raw materials, work in process, or finished goods including materials used or usable in the manufacturing, processing, packaging, shipping, or advertising or promotion of inventory, and including all returns and repossessions;

              (iv) all goods, including, but not limited to, machinery, equipment, farm products, furniture, furnishings, fixtures, all motor vehicles, and all accessories, tools, fittings, and parts therefor;

              (v) all documents, instruments, chattel paper, and letters of credit; and

              (vi) all products thereof and all proceeds of the above whether due to voluntary or involuntary disposition, including insurance proceeds.

The terms used to describe such Collateral shall have the meanings assigned by the Uniform Commercial Code as presently enacted in Oregon (hereinafter called the "UCC"); provided, that the use of terms which represent only a broader category of collateral (or use of terms which are not defined in the UCC) shall not be deemed to directly or indirectly reduce the more expansive meaning of the terms used in the UCC to define broader categories of Collateral (referred to collectively as the "Collateral").

         (b) Obligations Secured. The security interest granted hereby secures all indebtedness and obligations of Payor to Payee now existing or hereafter arising under this Note (the "Obligations").

         (c) Perfection of Security Interest. Payor shall execute such financing statements and other documents necessary to perfect Payee's security interests in the Collateral including any filings required by the U.S. Patent and Trademark Office. Payor shall promptly notify Payee if Payor moves its principal place of business or the place where it keeps its records from the State of New Jersey.

         (d) Representations, Warranties and Covenants. Payor represents, warrants and covenants that:

              (i) Title. Apart from the security interest in the Collateral granted to Payee hereunder, Payor has good and valid title to the Collateral, free and clear of any and all liens, charges, claims, security interests or encumbrances of any kind whatsoever.

              (ii) Transfer of Collateral. Payor shall not sell, assign, transfer, encumber or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of Payee (provided, however, Payor may sell Collateral comprising inventory in the ordinary course of business). If any such encumbrance is imposed, Payor shall give Payee immediate written notice.

              (iii) Insurance. Payor shall keep the Collateral insured at all times against such risks, with such carriers, in such amount, as is customary for businesses similar to those of Payor.

              (iv) Notice of Third Party Actions. Payor shall promptly notify Payee of any levy against the Collateral or any other event that affects the Collateral.

         (e) Power of Attorney. Payor hereby appoints Payee as attorney-in-fact to execute and file financing statements in connection with the Collateral and, after the occurrence of an event of Default, to take any other actions that are appropriate to collect any proceeds of the Collateral. Payee is not obligated to take any such action.

     6. Default. Upon the occurrence of any of the following events, Payor shall be deemed to be in default hereunder (a "Default"):

         (a) commencement of any bankruptcy, insolvency, arrangement, reorganization or other debtor-relief proceedings by or against Payor, or the dissolution or termination of the existence of Payor;

         (b) any material breach by Payor of its obligations, warranties and/or representations under the Purchase Agreement or under this Note (except for the payment of Obligations which are addressed below in this Section 6) which remains uncured for a period of ten (10) business days after notice of such breach has been given;

         (c) failure by Payor to pay any of the Obligations (as defined in Section 5) or any other amounts due hereunder when such amounts become due and payable in accordance with the terms hereof; or

         (d) Payor sells any of the Collateral other than permitted by the terms of this Note.

     Upon a Default, Payee may (i) upon written notice to Payor, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable, and (ii) exercise any and all rights, powers and remedies provided under the Purchase Agreement, this Note and otherwise under applicable law, including the UCC.

     In addition to exercising any other rights and remedies Payee may have under any agreement with Payor or applicable law, Payee may (a) enter Payor's premises and take possession of the Collateral, render it unusable, or complete any work in process secured by this Agreement using the employees and property of Payor, and store any Collateral all at Payor's expense; (b) upon written notice, require Payor to assemble the Collateral and make it available at a mutually convenient place designated by Payee; (c) operate, consume, sell or dispose of the Collateral as Payee deems appropriate for the purposes of paying or performing the Obligations; (d) declare immediately due and payable all of the Obligations owing to the Payee; (e) apply any Collateral to the Obligations in such order as Payee may determine; (f) enter into any agreement relating to the Collateral; (g) make any settlement that Payee deems appropriate in respect to any of the Collateral; (h) collect all sums payable in connection with the Collateral; and (i) make, adjust and receive payment under insurance claims, claims for breach of warranty and the like in connection with the Collateral.

     7. Invalidity. If any provision of this Note, or the application of such provision to any person or circumstance, is held invalid or unenforceable, the remainder of this Note, or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     8. No Waiver. No failure on the part of either party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     9. Miscellaneous.

         (a) Waiver. Payor waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note. No extension of time for the payment of this Note shall affect the original liability under this Note of Payor. The pleading of any statute of limitations as a defense to any demand against Payor is expressly waived by Payor to the full extent permitted by law.

         (b) Setoff. The obligation to pay Payee shall be absolute and unconditional and the rights of Payee shall not be subject to any defense, setoff, counterclaim or recoupment or by reason of any indebtedness or liability at any time owing by Payee to Payor whether pursuant to the Purchase Agreement, this Note or otherwise; provided, however, notwithstanding the foregoing, if the Payor has made a claim under Article 9 of the Purchase Agreement which either
(i) Payee has not objected to on a timely basis as set forth in Section 9.4 of the Purchase Agreement or (ii) is arbitrated and the arbitrator finds in the favor of Payor, then Payor may setoff amounts owed hereunder equal to the amount of such claim.

         (c) Amendment. This Note may be modified or amended only by a written agreement executed by Payor and Payee.

         (d) Governing Law; Venue. This Note shall be governed by the internal, substantive laws of the State of Oregon without regard to conflict of laws provisions. Any dispute arising hereunder shall be resolved pursuant to the terms of Section 12.5 of the Purchase Agreement (except that the non-prevailing party shall pay all costs and expenses of the arbitration consistent with the terms of Section 9(h) hereof).

         (e) Successors. This Note shall not be assignable by Payor except with the prior written consent of Payee. The terms of this Note shall inure to the benefit of Payee and its successors and assigns.

         (f) Time of Essence. Time is of the essence with respect to all matters set forth in this Note.

         (g) Replacement. If this Note is destroyed, lost or stolen, Payor will deliver a new note to Payee on the same terms and conditions as this Note with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Payee shall furnish to Payor reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Payor in connection with the replacement of this Note.

         (h) Attorney's Fees. The prevailing party shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs in any suit, action, counterclaim or arbitration to enforce the Obligations or this Note. "Prevailing party" within the meaning of this paragraph includes without limitation a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

(i) Additional Actions and Documents. The parties shall execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate to carry out the intent and purposes of this Note.





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